Figma Announces Third Quarter 2026 Financial Results
Q3 revenue grew 43% year-over-year to $391.4 million, $16.4 million above the high-end of prior guidance.

San Francisco, CA – November 4, 2026 – Figma, Inc. (NYSE:FIG) announced financial results today for its third quarter ended September 30, 2026.

“As code becomes a commodity, value is moving up the stack to design—and our Q3 results reflect that,” said Dylan Field, Figma’s CEO and co-founder. “We're building the full-stack canvas for visual-first development: one that's built for collaboration, increasingly powered by our first-party model and native to the way teams design and build with AI. This is Figma's opportunity and what we believe will fuel our next phase of growth.”

“Q3 revenue grew 43% year-over-year, coming in well ahead of our prior guidance as customers continued to expand seats and invest more deeply in Figma,” said Praveer Melwani, Figma’s CFO. “We’re seeing customers move from trying AI to making larger commitments, and the Figma agent is expanding how they use credits across our platform. That momentum, alongside improvements in AI cost efficiency, gives us confidence to raise our full-year revenue and non-GAAP operating income outlook while continuing to invest in our AI capabilities.”

Third Quarter 2026 Financial Highlights:
•Revenue was $391.4 million, up 43% year-over-year and above the range of Figma’s previously issued third quarter guidance.
•GAAP gross profit was $314.4 million, up 65% year-over-year; GAAP gross margin was 80%. Non-GAAP gross profit was $321.1 million, up 36% year-over-year; non-GAAP gross margin was 82%.
•GAAP loss from operations was $(119.2) million; GAAP operating margin was (30)%. Non-GAAP operating income was $47.0 million; non-GAAP operating margin was 12%.
•Net cash provided by operating activities was $48.4 million; operating cash flow margin was 12%. Free Cash Flow was $41.5 million; Free Cash Flow Margin was 11%.
•GAAP net loss was $(81.3) million and non-GAAP net income was $53.7 million.
•GAAP net loss per share, basic and diluted was $(0.15) and non-GAAP net income per share, basic and diluted was $0.10.
•Cash, cash equivalents, and marketable securities were $1.7 billion as of September 30, 2026.

Recent Business & Product Highlights:
•Net Dollar Retention Rate was 131% as of September 30, 2026.
•16,566 Paid Customers with more than $10,000 in ARR as of September 30, 2026, an increase of more than 3,650 since September 30, 2025.
•1,717 Paid Customers with more than $100,000 in ARR as of September 30, 2026, an increase of more than 450 since September 30, 2025.
•From July 1 through October 31, 2026, the number of weekly active users consuming credits among Paid Customers with more than $10,000 in ARR increased by almost 50%.

•As of October 31, 2026, on a weekly basis, 65% of Paid Customers with more than $10,000 in ARR were using the Figma agent and over 80% were consuming AI credits.
•During the three months ended September 30, 2026, the Figma MCP server was Figma’s fastest-growing product as measured by growth in weekly active users. Total MCP usage grew 3x quarter-over-quarter, and write-back usage grew 4x quarter-over-quarter. In October 2026, Figma further improved and expanded its MCP server, launching integrations with 20 partners.
•Expanded the use of first-party and open-weight models in production. From July 1 through October 31, 2026, Figma more than doubled the share of work powered by our own post-trained design model.
•Began rolling out Code Layers, which brings working code to the Figma canvas, in open beta on October 14, 2026. With Code Layers, teams can build, explore, edit, and compare code-backed prototypes directly on the Figma Design canvas—and push them all the way to production.
•Hosted Config India in Bengaluru in October 2026, bringing together thousands of product builders and customers to launch new ways for teams to collaborate across design, code, and content on Figma’s platform.

Fourth Quarter and Full Year 2026 Outlook:

Based on information as of today, Figma is providing the following guidance:
•Fourth Quarter 2026 Outlook:
•Revenue between $402.0 million and $404.0 million, implying 33% year-over-year growth at the midpoint of the range.
•Full Year 2026 Outlook:
•Revenue between $1.497 billion and $1.499 billion, implying 42% year-over-year growth at the midpoint of the range and a raise of $33.0 million to Figma’s previously issued guidance.
•Non-GAAP operating income between $158.0 million and $163.0 million, representing a non-GAAP operating margin of 11% at the midpoint of the range.

Conference Call Details:
Figma will host a conference call today, November 4, 2026, at 5:00pm Eastern Time (2:00pm Pacific Time) to discuss its financial results for the third quarter of 2026 and outlook for the fourth quarter and full year 2026. To access the call, please register at https://investor.figma.com/news-events/events-and-presentations/event-details/2026/Figma-Q3-2026-Earnings-Call/default.aspx. Figma will provide a written version of the prepared remarks portion of the call on Figma’s investor relations website (https://investor.figma.com) before the call begins. A live webcast of the call will be available on Figma’s investor relations website (https://investor.figma.com), and a replay and transcript of the webcast will be archived on the same website following the call.

Investor Presentation:
An investor presentation providing additional information can be found at https://investor.figma.com.

About Figma:
Figma is where teams design and build the world’s best digital products. Founded in 2012, Figma’s intelligent canvas brings teams, agents, code, and design together to go from idea to shipped product, all in one place. Whatever you’re building, Figma makes your workflow more collaborative and efficient—while keeping everyone on the same page.

Figma, the Figma logo, and other registered or common law trade names, trademarks, or service marks of Figma appearing in this press release are the property of Figma, Inc. All third-party trademarks and trade names appearing in this press release are the property of their respective owners. The use of such trademarks and trade names is for identification purposes only and does not imply any affiliation with, endorsement of, or sponsorship by their respective owners.

Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of applicable securities laws. All statements other than statements of historical fact could be deemed to be forward-looking, including, but not limited to, statements regarding Figma’s future operating results and financial condition, including financial outlook for the fourth quarter of 2026 and full year 2026, Figma’s business strategy and plans, Figma’s expectations regarding opportunity, customer adoption, growth, and expansion, Figma’s expectations regarding AI products, features, and monetization, as well as any assumptions relating to the foregoing. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are made as of the date they were first issued and are based on information available to Figma together with Figma’s expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Figma’s control. Figma’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors. Further information on potential risks that could affect actual results is included in Figma’s most recent filings with the Securities and Exchange Commission (the “SEC”), including in Figma’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed or to be filed with the SEC on November 4, 2026, copies of which may be obtained by visiting Figma’s Investor Relations website at https://investor.figma.com or the SEC's website at https://www.sec.gov. Past performance is not necessarily indicative of future results. Figma does not intend to, and undertakes no obligation to, update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements should not be relied upon as representing Figma’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures:
Free Cash Flow, Free Cash Flow Margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income attributable to common stockholders, non-GAAP net income attributable to common stockholders considering potentially dilutive securities, and non-GAAP net income per share, basic and diluted. Certain of these non-GAAP financial measures exclude stock-

based compensation expense, amortization of stock-based compensation expense included in capitalized internal-use software development costs, employer payroll taxes on employee stock transactions, and amortization of acquired intangibles from acquisitions. Additionally, Figma excludes certain non-recurring charges, including equity investment (gains) losses, net, remeasurement (gains) losses on digital assets, non-current, net, and impairment losses on long-lived assets, and charges that Figma does not believe are reflective of its ongoing operating performance, such as acquisition-related expenses. The tax rate used to compute income tax effects and adjustments is Figma’s blended current expected effective tax rate, based on tax legislation currently in effect, and is subject to change based on various factors, including, but not limited to, changes to local and international tax laws, changes in the geographic mix of Figma’s earnings, or other changes to Figma’s strategy or business operations.

Figma believes that these non-GAAP financial measures provide useful information to management and investors in evaluating Figma’s financial condition and operating performance. Figma’s management uses these non-GAAP measures, collectively, to evaluate Figma’s ongoing operations, and for budgeting and internal planning purposes. Figma believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Figma’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Figma urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Figma’s business.

Reconciliations of the most comparable GAAP financial measures to the non-GAAP financial measures presented in this press release are included in the financial tables at the end of this press release. Figma has not reconciled its outlook as to non-GAAP operating income and non-GAAP operating margin to their most directly comparable GAAP measures because certain items that impact non-GAAP operating income and non-GAAP operating margin are out of Figma’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP operating income and non-GAAP operating margin are not available without unreasonable effort.

Certain Definitions:
Figma calculates Annual Recurring Revenue (“ARR”) as the annualized value of Figma’s active customer agreements as of the measurement date, assuming any agreement that expires during the next twelve months following the measurement date is renewed on existing terms. A customer agreement is considered active when seats are provisioned to the customer at the start of their subscription. In cases where contracts are signed but not provisioned prior to the measurement date, the customer agreement is counted as active if provisioning takes place no more than 15 days after the measurement date.

Figma defines a Paid Customer as a customer account that is billed separately for which Figma has an active paid subscription as of the last day of the applicable period of measurement. A single organization with multiple divisions, segments, subsidiaries, or subscribing teams that are each billed separately are counted as multiple Paid Customers. A customer account is considered active when seats are provisioned to the customer at the start of their subscription. In cases where contracts are signed but not provisioned as of the last date of the applicable period of measurement, the customer account is counted as active if provisioning takes place no more than 15 days after the last day of the applicable period of measurement.

Figma defines a Paid Customer with more than $10,000 in ARR as a Paid Customer with a total of $10,000 or more of ARR as of the last day of the applicable period of measurement.

Figma defines a Paid Customer with more than $100,000 in ARR as a Paid Customer with $100,000 or more of ARR as of the last day of the applicable period of measurement.

Figma calculates Net Dollar Retention Rate as of the applicable period of measurement by starting with the ARR of Paid Customers with more than $10,000 in ARR as of twelve months prior to such date of measurement (“Prior Period ARR”). Figma then calculates the ARR for those same customers as of the applicable period of measurement (“Current Period ARR”). Figma then divides Current Period ARR by Prior Period ARR to calculate Net Dollar Retention Rate for the applicable date of measurement. Figma’s Net Dollar Retention Rate reflects customer expansion, contraction, and customer churn. Figma calculates Net Dollar Retention Rate using ARR from Paid Customers with more than $10,000 in ARR because Figma believes that $10,000 in ARR is an important threshold, as it is a strong indicator of significant paid usage of Figma’s products.

Figma defines weekly active users as the number of unique users that access at least one of its products during a given week. Figma calculates quarterly growth in weekly active users using the week from each quarter with the highest number of active users.

Additional terms are defined in Figma’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed or to be filed with the SEC on November 4, 2026.

Figma, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$391,415	$274,173	$1,094,937	$752,012
Cost of revenue(1)	76,975	83,884	206,113	131,225
Gross profit	314,440	190,289	888,824	620,787
Operating expenses(1):
Research and development	205,202	680,885	545,505	833,862
Sales and marketing	130,655	274,759	411,079	441,300
General and administrative	97,748	371,425	306,092	440,580
Total operating expenses	433,605	1,327,069	1,262,676	1,715,742
Loss from operations	(119,165)	(1,136,780)	(373,852)	(1,094,955)
Other income, net	47,286	29,305	50,575	73,557
Loss before income taxes	(71,879)	(1,107,475)	(323,277)	(1,021,398)
Provision for (benefit from) income taxes	9,469	(10,460)	12,624	2,508
Net loss	$(81,348)	$(1,097,015)	$(335,901)	$(1,023,906)
Net loss attributable to common stockholders	$(81,348)	$(1,097,015)	$(335,901)	$(1,023,906)
Net loss per share, basic and diluted	$(0.15)	$(2.72)	$(0.64)	$(3.68)
Weighted-average shares outstanding used in computing net loss per share attributable to common stockholders, basic and diluted	532,417	403,212	527,859	278,409
__________________
(1) Includes stock-based compensation, net of amounts capitalized, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of revenue	$3,565	$42,987	$10,682	$43,205
Research and development	85,446	585,747	226,248	591,883
Sales and marketing	13,533	185,503	53,298	186,047
General and administrative	56,042	324,095	184,910	324,704
Total	$158,586	$1,138,332	$475,138	$1,145,839

Figma, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$508,034	$403,469
Digital assets, current	15,949	15,575
Marketable securities	1,212,244	1,252,474
Accounts receivable, net	213,094	247,915
Prepaid expenses and other current assets	118,184	85,267
Total current assets	2,067,505	2,004,700
Property and equipment, net	43,051	19,996
Intangible assets, net	11,137	19,083
Digital assets, non-current	14,434	15,116
Goodwill	101,396	101,396
Operating lease right-of-use assets	94,512	57,411
Restricted cash	9,800	9,799
Other assets	148,867	120,706
Total assets	$2,490,702	$2,348,207
Liabilities and stockholders’ equity
Accounts payable	$19,977	$4,502
Accrued and other current liabilities	93,781	66,535
Accrued compensation and benefits	84,451	107,105
Operating lease liabilities, current	19,397	2,630
Deferred revenue	626,574	595,334
Total current liabilities	844,180	776,106
Operating lease liabilities, non-current	84,742	55,845
Other non-current liabilities	17,998	5,615
Total liabilities	946,920	837,566
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	3,330,106	2,950,007
Accumulated other comprehensive income (loss)	(7,054)	4,003
Accumulated deficit	(1,779,274)	(1,443,373)
Total stockholders’ equity	1,543,782	1,510,641
Total liabilities and stockholders’ equity	$2,490,702	$2,348,207

Figma, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net loss	$(81,348)	$(1,097,015)	$(335,901)	$(1,023,906)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,453	4,413	15,776	9,545
Non-cash operating lease costs	4,149	4,495	15,022	13,194
Stock-based compensation, net of amounts capitalized	158,586	1,138,332	475,138	1,145,839
Amortization of deferred commissions	7,513	5,322	21,008	15,020
Net accretion of discounts on available-for-sale securities	(2,310)	(3,500)	(7,043)	(12,481)
Unrealized gains on equity investments, net	(27,194)	(7,714)	(7,175)	(21,569)
Remeasurement loss (gain) on digital assets, non-current	(4,319)	—	682	—
Other non-cash adjustments	1,352	(1,911)	3,154	(568)
Changes in assets and liabilities:
Accounts receivable, net	(22,839)	(31,314)	33,755	(25,530)
Prepaid expenses and other current assets	(15,281)	(26,906)	(32,679)	(29,777)
Other assets	(11,279)	(5,323)	(38,354)	(15,594)
Accounts payable	(8,431)	(1,626)	13,134	6,085
Accrued and other current liabilities	3,477	(4,469)	19,415	4,183
Accrued compensation and benefits	30,686	37,881	(12,949)	57,729
Deferred revenue	(209)	40,420	31,240	92,204
Other non-current liabilities	10,399	78	12,383	(3,579)
Net cash provided by operating activities	48,405	51,163	206,606	210,795
Cash flows from investing activities:
Purchase of intangible assets	—	(5,064)	(2,780)	(5,064)
Capital expenditures	(6,896)	(1,702)	(21,396)	(3,710)
Capitalized internal-use software development costs	—	(414)	(1,883)	(2,853)
Cash paid for business combinations, net of cash acquired	—	—	—	(21,004)
Purchases of marketable securities	(165,069)	(489,016)	(585,715)	(1,014,648)
Proceeds from maturities of marketable securities	177,406	195,714	522,579	671,550
Proceeds from sales of marketable securities	14,685	40,008	95,804	112,491
Purchase of digital assets	—	—	—	(30,000)
Other cash flows from investing activities	—	(399)	(183)	(1,210)
Net cash provided by (used in) investing activities	20,126	(260,873)	6,426	(294,448)
Cash flows from financing activities:
Payment of deferred offering costs, net of costs reimbursed	—	1,260	—	(2,194)
Cash paid for issuance costs on revolving credit facility	—	—	—	(1,400)
Proceeds from options exercised	42,118	27,646	89,434	48,296
Proceeds from borrowings under revolving credit facility	—	330,500	—	330,500
Repayments on borrowings under revolving credit facility	—	(330,500)	—	(330,500)
Proceeds from initial public offering, net of underwriting discounts and commissions	—	393,076	—	393,076
Proceeds from issuance of common stock under employee stock purchase plan	—	—	13,205	—
Taxes paid related to net share settlement of equity awards	(49,042)	(494,649)	(210,690)	(494,649)
Other cash flows from financing activities	279	1,214	151	1,202
Net cash used in financing activities	(6,645)	(71,453)	(107,900)	(55,669)
Change in cash, cash equivalents, and restricted cash	61,886	(281,163)	105,132	(139,322)
Cash, cash equivalents, and restricted cash—beginning of period	456,437	632,426	413,191	490,585
Cash, cash equivalents, and restricted cash—end of period	$518,323	$351,263	$518,323	$351,263

Figma, Inc.
RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(in thousands except percentages; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$314,440	$190,289	$888,824	$620,787
Plus: Stock-based compensation expense	3,565	42,987	10,682	43,205
Plus: Amortization of stock-based compensation included in capitalized internal-use software development costs	819	258	1,385	532
Plus: Amortization of acquired intangibles from acquisitions	2,091	2,263	7,886	4,060
Plus: Employer payroll taxes on employee stock transactions	211	1,066	907	1,066
Non-GAAP gross profit	$321,126	$236,863	$909,684	$669,650
GAAP gross margin	80%	69%	81%	83%
Non-GAAP gross margin	82%	86%	83%	89%

Reconciliation of operating expenses
GAAP research and development	$205,202	$680,885	$545,505	$833,862
Less: Stock-based compensation expense	(85,446)	(585,747)	(226,248)	(591,883)
Less: Employer payroll taxes on employee stock transactions	(1,868)	(15,110)	(10,009)	(15,110)
Less: Impairment losses on long-lived assets	—	—	(2,371)	—
Non-GAAP research and development	$117,888	$80,028	$306,877	$226,869

GAAP sales and marketing	$130,655	$274,759	$411,079	$441,300
Less: Stock-based compensation expense	(13,533)	(185,503)	(53,298)	(186,047)
Less: Employer payroll taxes on employee stock transactions	(1,100)	(5,981)	(5,923)	(5,981)
Less: Amortization of acquired intangibles from acquisitions	(125)	(125)	(375)	(226)
Non-GAAP sales and marketing	$115,897	$83,150	$351,483	$249,046

GAAP general and administrative	$97,748	$371,425	$306,092	$440,580
Less: Stock-based compensation expense	(56,042)	(324,095)	(184,910)	(324,704)
Less: Employer payroll taxes on employee stock transactions	(368)	(7,671)	(4,087)	(7,671)
Less: Acquisition-related expenses	(1,000)	—	(1,000)	—
Non-GAAP general and administrative	$40,338	$39,659	$116,095	$108,205

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(119,165)	$(1,136,780)	$(373,852)	$(1,094,955)
Plus: Stock-based compensation expense	158,586	1,138,332	475,138	1,145,839
Plus: Amortization of stock-based compensation included in capitalized internal-use software development costs	819	258	1,385	532
Plus: Employer payroll taxes on employee stock transactions	3,547	29,828	20,926	29,828
Plus: Amortization of acquired intangibles from acquisitions	2,216	2,388	8,261	4,286
Plus: Impairment losses on long-lived assets	—	—	2,371	—
Plus: Acquisition-related expenses	1,000	—	1,000	—
Non-GAAP operating income	$47,003	$34,026	$135,229	$85,530
GAAP operating margin	(30)%	(415)%	(34)%	(146)%
Non-GAAP operating margin	12%	12%	12%	11%

Figma, Inc.
RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(in thousands, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of net income (loss)
GAAP net loss	$(81,348)	$(1,097,015)	$(335,901)	$(1,023,906)
Plus: Stock-based compensation expense	158,586	1,138,332	475,138	1,145,839
Plus: Amortization of stock-based compensation included in capitalized internal-use software development costs	819	258	1,385	532
Plus: Employer payroll taxes on employee stock transactions(1)	3,547	29,828	20,926	29,828
Plus: Amortization of acquired intangibles from acquisitions	2,216	2,388	8,261	4,286
Plus: Impairment losses on long-lived assets	—	—	2,371	—
Plus: Acquisition-related expenses	1,000	—	1,000	—
Plus: Equity investment (gains) losses, net	(27,194)	(7,716)	(7,839)	(21,460)
Plus: Remeasurement losses (gains) on digital assets, non-current	(4,319)	—	682	—
Less: Income tax effects of non-GAAP adjustments(2)	(366)	3,719	13,280	11,255
Non-GAAP net income	$53,673	$62,356	$152,743	$123,864
Less: Non-GAAP net income attributable to participating securities	—	(17,196)	—	(61,541)
Non-GAAP net income attributable to common stockholders	$53,673	$45,160	$152,743	$62,323
Plus: Reallocation of Non-GAAP net income to common stockholders considering potentially dilutive securities	—	257	—	1,444
Non-GAAP net income attributable to common stockholders considering potentially dilutive securities	$53,673	$45,417	$152,743	$63,767
Weighted-average shares outstanding used to compute Non-GAAP net income per share, basic	532,417	403,212	527,859	278,409
Weighted-average shares outstanding used to compute Non-GAAP net income per share, diluted	550,844	472,480	546,154	308,629
Non-GAAP net income per share, basic	$0.10	$0.11	$0.29	$0.22
Non-GAAP net income per share, diluted	$0.10	$0.10	$0.28	$0.21
__________________
(1)Employer payroll taxes on employee stock transactions for the three and nine months ended September 30, 2026 and 2025 were primarily related to employer taxes paid on Figma’s restricted stock unit releases.
(2)Income tax effects of non-GAAP adjustments are calculated based on a projected tax rate of 14.5% for the three and nine months ended September 30, 2026, and 10% for the three and nine months ended September 30, 2025. Figma will periodically re-evaluate this tax rate, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Figma, Inc.
RECONCILIATION OF GAAP CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands, except percentages; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities(1)	$48,405	$51,163	$206,606	$210,795
Less: Capital expenditures	(6,896)	(1,702)	(21,396)	(3,710)
Less: Capitalized internal-use software development costs	—	(414)	(1,883)	(2,853)
Free Cash Flow	$41,509	$49,047	$183,327	$204,232
Net cash provided by (used in) investing activities	$20,126	$(260,873)	$6,426	$(294,448)
Net cash used in financing activities	$(6,645)	$(71,453)	$(107,900)	$(55,669)
Operating Cash Flow Margin	12%	19%	19%	28%
Free Cash Flow Margin(2)	11%	18%	17%	27%
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(1)Net cash provided by operating activities for the nine months ended September 30, 2026 includes the impact of a $56.1 million payment under Figma’s annual corporate bonus program, accrued during the year ended December 31, 2025, with no comparable payment in the prior year period.
(2)Free Cash Flow Margin is a non-GAAP financial measure that is calculated as Free Cash Flow divided by revenue.

Investor Contact:	Media Contact:
Kate DeLeo	Michael Amodeo
Figma, Inc.	Figma, Inc.
ir@figma.com	press@figma.com